Exhibit (r)(i)


                                 CODE OF ETHICS

                                     OF THE

                           IVY REGISTERED HEDGE FUNDS

                            Dated as of May 24, 2006

               This Code of Ethics has been adopted by each of the investment companies for which BNY Investment Advisors (the "Adviser") serves as investment adviser and for which Ivy Asset Management Corp. ("Ivy") serves as investment manager (or sub-adviser) (the "Funds"), in compliance with Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Funds, may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the Rule is addressed.

               In general, the fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of the Funds first; (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that personnel providing services to the Funds should not take inappropriate advantage of their positions.

               The provisions of the Code are applicable to the Funds and to persons who are "Covered Persons," as defined below. The scope of the Code and its operation reflect the fact that a separate code of ethics has been adopted by the Adviser (the "Adviser Code"), Ivy Asset Management Corp. ("Ivy") and by BNY Hamilton Distributors, Inc. ("BISYS"), the distributor of limited liability company interests in the Funds (the "BISYS Code"). All personnel of the Adviser, Ivy and BISYS who are "access persons" of the Funds, as such term is defined by the Rule, are subject to the provisions of the Adviser Code, the Ivy Code and the BISYS Code, respectively, which have been approved by the Board of Managers of each Fund in accordance with the requirements of the Rule, and such persons shall not be subject to the terms of this Code. The provisions of this Code also reflect the fact that the Funds presently pursue their investment objectives by investing in private investment partnerships and other investment vehicles ("Portfolio Funds") and do not invest directly in any securities or financial instruments other than interests in Portfolio Funds and money market instruments.

1.        Important General Prohibitions

               The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of a Covered Person, as defined below, who may benefit from or interfere with the purchase or sale of portfolio securities the Funds. However, both the Rule and this Code prohibit any officer or director of a Fund, as well as any Affiliate, as defined below, from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by a Fund to:

         (i)         employ any device, scheme or artifice to defraud a Fund;

         (ii) make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii)       engage  in  any   act, practice,  or  course  of  business
               which operates or would operate as a fraud or deceit upon a Fund; or

          (iv)       engage in any manipulative practice with respect to a Fund.

               Although the Funds expect that Affiliates will not generally have knowledge of the current investment activities of Portfolio Funds in which the Funds invest, persons subject to this Code (including Affiliates and Covered Persons) should recognize that, in view of the broad range of conduct prohibited by the Rule and this Code, personal transactions in "securities being considered for purchase or sale" by the investment advisers (or general partners) of Portfolio Funds for any such Portfolio Funds or any advised accounts of such advisers (or general partners) will be treated as a violation of this Code (absent compliance with the pre-clearance procedure set forth in paragraph 4(e) below or another available exemption from the Code's prohibitions).

2.        Definitions - As used herein:

               "Affiliate" includes but is not limited to "Covered Persons," other than Independent Directors.

               "Bank of New York fund" for purposes of this Code of Ethics means any investment company registered under the 1940 Act for which Ivy, the Adviser or any affiliate of Ivy or the Adviser is the investment adviser or sub-adviser.

               "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Managers of a Fund shall determine to be too remote for the purpose of this Code.

               "Covered Persons" means: (1) the managers and the officers, if any, of the Funds; (2) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by a Fund; and (3) any natural person in a control relationship to a Fund or its investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund; provided, however, the term "Covered Persons" does not include persons who are subject to the Adviser Code or the Ivy Codes.

               "Independent Manager" means any manager of a Fund who is not an "interested person," as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, of a Fund.

               "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

               "Investment Person" means: (1) a Portfolio Manager; (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions; (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding a Fund's purchase or sale of securities; and (4) any natural person in a control relationship to a Fund or its investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund; provided however, the term "Investment Person" does not include persons who are subject to the Advisor Code or the Ivy Code.

               "Portfolio Manager" means an individual entrusted with the direct
               responsibility   and  authority  to  make  investment   decisions
               affecting a Fund.

               "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

               "Security" includes any stock, note, bond, debenture, or any other instrument constituting a security as defined by Section 2(a)(36) of the 1940 Act, including any warrant or option to acquire or sell a security and financial futures contracts, and limited partnership and other interests in Portfolio Funds and shares of any open-end investment companies traded on an exchange, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements and shares of open-end investment companies unaffiliated with the Adviser or any affiliate of the Adviser. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

               References to a "Security" in this Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

               "Security Held or to be Acquired" by a Fund means any Security which, within the most recent 15 days (1) is or has been held by the Fund or (2) is being considered by a Fund or its investment adviser, for purchase by the Fund.

               A security is "being considered for purchase or sale" from the time a decision to purchase or sell a Security is made by a Portfolio Manager or by one or more Investment Persons having authority to make such a decision on behalf of a Fund until all orders to purchase or sell that Security for a Fund are completed or withdrawn.

3.        Prohibited Transactions

               (a) No Affiliate or Independent Manager may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by a Fund had been made or proposed.

               (b) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by a Fund or that such Security is the subject of an outstanding purchase or sale order by a Fund.

               (c) No Investment  Person may purchase any Security in an Initial
          Public  Offering   without  the  express   written   approval  of  the
          Administrator of this Code.

               (d) No Investment Person may, without the express prior written approval of the Administrator of this Code which shall set forth the rationale supporting such pre-approval, acquire any Security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he or she plays a part in a Fund's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

               (e) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, within the most recent 15 days, the Security has been purchased or sold is being considered for purchase or sale by the investment adviser (or general partner) of any Portfolio Fund for any such Portfolio Fund or other advised account of such adviser (or general partner) (a "Prohibited Matching Portfolio Transaction").

               (f) An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of a Fund or from the general partner or investment adviser (or any affiliate of the general partner or investment adviser) of any Portfolio Fund.

               (g) No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

4.       Exempt Transactions

               Neither the prohibitions nor the reporting requirements of this Code apply to:

               (a) Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

               (b) Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

               (c)   Purchases   which  are  part  of  an   automatic   dividend
          reinvestment plan.

               (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

               (e) Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code because the purchase or sale will not occasion the improper use of a Fund's proprietary information or an abuse of the individual's position of trust and responsibility to a Fund and because:

                   (i)     their potential harm to an Advisory Client is remote;

                  (ii)     they would  be unlikely  to  affect a highly institu-
                         tional market; or

                 (iii)     they are  clearly not related economically to securi-
                         ties being considered for  purchase or  sale by a Fund.

5.        Reporting Requirements

               (a) Within thirty (30) days after the end of each calendar quarter, all Covered Persons shall make a written report to the Administrator of this Code. This quarterly report shall set forth specified information regarding all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security and if no non-exempt transaction in a Security occurred during the quarter, the written report shall so state.

          A Covered Person is not required to include in a quarterly report information regarding one or more non-exempt transactions if all information required by the report with respect to such transactions is contained in trade confirmations and account statements previously provided to the Administrator of this Code for the time period covered by that quarterly report. Each quarterly report shall include a certification by the Covered Person that such person has not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction.

               (b) An Independent Manager need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end investment companies affiliated with the Adviser or any affiliate of the Adviser) which, at the time, such manager knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by a Fund during the fifteen (15) day period immediately preceding or after the date of the Independent Manager's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state. A written report will not be required for any quarter in which an Independent Manager has only exempt transactions to report.

               (c) Transactions in an account identified to the Administrator of this Code need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished the Administrator copies of all confirmations and monthly statements pertaining to such account.

               (d) The quarterly report must contain the following information with respect to each reportable transaction:

                   (i)      Name(s) in  which  the account is registered and the
                         date the account was established;

                  (ii)      Date  and nature of the transaction (purchase, sale
                         or any other type of acquisition or disposition);

                 (iii)      Title, number of shares, principal amount, interest
                         rate and maturity (as applicable) of each security and the price at which the transaction was effected;

                  (iv)      Name of the  broker, dealer or bank with or through
                         whom the transaction was effected; and

                   (v)      the date the report is submitted.

               (e) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

               (f) All Covered Persons other than Independent Managers shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.

               (g) All Covered Persons other than Independent Managers shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the initial report, must be current as of a date no more than 45 days prior to the date that the person becomes a Covered Person, and as to the annual report, must be current as of a date no more than 45 days before the report is submitted).

                   (i)      Name(s) in which  the account is registered and the
                         date the account was established;

                  (ii)      Title, number of shares, principal amount, interest
                         rate and maturity (as applicable) of each Security;

                 (iii)      Name of  the  broker, dealer or  bank with whom the
                         account is maintained; and

                  (iv)      the date the report is submitted.

               (h) All Covered Persons shall, at least annually, certify that they have read and understand this Code and recognize that they are subject thereto.

               (i) All Covered Persons other than Independent Managers shall certify annually, that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

6.        Confidentiality of Fund Transactions

               Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by a Fund shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the Chief Compliance Officer. Any questions regarding confidentiality are to be directed to the Chief Compliance Officer. It shall be the responsibility of the Chief Compliance Officer to be familiar with such practices and policies and to report any inadequacy found by him to the managers of the Funds or any committee appointed by them to deal with such information.

7.        Sanctions

               Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Fund(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code by an Independent Manager of a Fund will be determined by a majority vote of its other Independent Directors.

8.        Administration and Construction

               (a) The administration of this Code of Ethics shall be the responsibility of the Chief Compliance Officer of the Fund

               (b) The duties of the Chief Compliance Officer include:

                   (i)        Continuous  maintenance  of a current list of the
                          names of all Covered Persons with an appropriate description of their title or employment;

                  (ii)        Furnishing all Covered Persons a copy of this Code
                          and initially and periodically informing them of their duties and obligations thereunder;

                 (iii)        Designating, as desired, appropriate personnel to
                          review transaction and holdings reports submitted by Covered Persons;

                  (iv)        Maintaining or supervising the maintenance of all
                          records required by the Code;

                   (v)        Preparing listings of all transactions effected by
                          any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by a Fund;

                  (vi)        Determining  whether  any  particular  securities
                          transaction  should  be  exempted  pursuant  to   the
                          provisions of Paragraph 4(e) of this Code;

                 (vii)        Issuing  either personally or with the assistance
                          of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of the Rule and this Code.

                (viii)        Conducting  such inspections  or  investigations,
                          including scrutiny of the listings referred to in subparagraph (v) above, and to the extent deemed necessary or appropriate making such inquiries as to transactions in Securities effected by Portfolio Funds, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to the Chief Compliance Officer and to the managers of the affected Funds or any committee appointed by them to deal with such information;

                  (ix)        Submitting  a quarterly  report  to  the Board of
                          Managers of each Fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of
                          a  violation;  interpretations  issued   by  and  any
                          exemptions  or  waivers found appropriate by the Chief
                          Compliance   Officer;  and   any   other  significant
                          information concerning the appropriateness of this Code.

                   (x)        Submitting  a  written report at least annually to
                          the Board of Managers of each Fund which:

                          (a) summarizes existing procedures concerning personal
                              investing and any changes in the procedures made during the past year;

                          (b) identifies  any violations  requiring  significant
                              remedial action during the past year and describes the remedial action taken;

                          (c) identifies  any  recommended  changes in  existing
                              restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

                          (d) reports with respect to the implementation of this
                              Code through orientation and training programs and on-going reminders; and

                          (e) certifies  that the  procedures  set forth in this
                              Code were as reasonably necessary to prevent Covered Persons from violating the Code.

                  (xi) Maintaining periodic educational conferences to explain and reinforce the terms of this Code.

9.        Required Records

               The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

               (a) A copy of any code of ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

               (b) A record of any violation of any such code of ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of the Fund in which such violation occurred;

               (c) A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of the Fund in which such report is made or information is provided, the first two (2) years in an easily accessible place;

               (d) A copy of each report made by the Chief Compliance Officer within five (5) years from the end of the fiscal year of the Fund in which such report is made or issued, the first two (2) years in an easily accessible place;

               (e) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code or who are or were responsible for reviewing these reports; and

               (f) A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

10.       Amendments and Modifications

               This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Managers of each of the Funds.

Dated as of May 24, 2006





Adopted by the Board of Managers of BNY/Ivy Multi-Strategy Hedge Fund LLC

                               APPENDICES - FORMS

               The following forms are to be used for reporting purposes under this Code of Ethics. They are subject to change from time to time by the Administrator of this Code of Ethics or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

               I.    Acknowledgement of Receipt of Code of Ethics
               II.   Initial Report and Annual Report of Personal Securities
                        Holdings
               III.  Pre-Clearance of Personal Securities Trades
               IV.   Initial Public Offering Approval Request Form
               V.    Private Placement Approval Request Form
               VI.   Quarterly Report under the Code of Ethics
               VII.  Quarterly Certification under the Code of Ethics
               VIII. Annual Certification of Compliance with Code of Ethics

                         CODE OF ETHICS ACKNOWLEDGEMENT


To:  Chief Compliance Officer of Ivy Registered Hedge Funds

               I hereby certify the Ivy Registered Hedge Funds that I have read and understand the Code of Ethics of the Ivy Registered Hedge Funds, I recognize that I am subject to the Code of Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.

Date:
      ------------------------------



                                    ------------------------------------------
                                    Signature



                                   -------------------------------------------
                                   Print Name


                      INITIAL PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM
                           (ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)


---------------------------------------------------------------------------------------------------------
      EMPLOYEE NAME/EXT.                   DEPARTMENT/TITLE                     DIRECT SUPERVISOR
--------------------------------  ----------------------------------  -----------------------------------
   NAME IN WHICH PERSONAL
     SECURITIES ACCOUNT              BROKER/INSTITUTION'S NAME
         IS HELD (1)                    AND MAILING ADDRESS                      ACCOUNT NUMBER

--------------------------------  ----------------------------------  -----------------------------------

--------------------------------  ----------------------------------  -----------------------------------

--------------------------------  ----------------------------------  -----------------------------------

--------------------------------  ----------------------------------  -----------------------------------

--------------------------------  ----------------------------------  -----------------------------------



               OTHER PERSONAL HOLDINGS (2)(NOT INCLUDED IN STATEMENTS FOR ACCOUNTS LISTED ABOVE)
               ---------------------------------------------------------------------------------
                                                  NUMBER
                                                   OF
                                                  SHARES,
                                                    OR
                                                 PRINCIPAL
                                                  AMOUNT,                                  NAME OF
                                                 INTEREST                  TOTAL           BROKER,
                DESCRIPTION        TYPE OF         RATE &        UNIT      COST OR         DEALER
TRADE DATE     OF SECURITY      TRANSACTION      MATURITY        PRICE     PROCEEDS        OR BANK

-----------    ------------     -----------     ----------     ---------   ----------    -------------

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-----------    ------------     -----------     ----------     ---------   ----------    -------------

-----------    ------------     -----------     ----------     ---------   ----------    -------------


               I CERTIFY THAT THE  INFORMATION  CONTAINED  IN THIS  STATEMENT IS
ACCURATE AND THAT LISTED ABOVE ARE ALL PERSONAL SECURITIES ACCOUNTS AND PERSONAL
HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I EXERCISE INVESTMENT
CONTROL.






-----------------------------------------     ---------------------------------
EMPLOYEE SIGNATURE                            DATE OF HIRE




               (l) List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.

               (2) List your personal holdings not reflected in the attached account statements.



                                          PERSONAL SECURITIES TRADING AUTHORIZATION

                                                      PRE-CLEARANCE FORM

                          Security
                         Identifier                                                                        Estimated
                      (CUSIP or ticker                                              Brokerage Account     Date/Time Of
  Name of Security         symbol)          Buy Or Sell       Name of Broker            #                    Trade*

------------------    ----------------    ---------------   ------------------    ---------------------   ----------------

------------------    ----------------    ---------------   ------------------    ---------------------    ---------------

------------------    ----------------    ---------------   ------------------    ---------------------    ---------------

------------------    ----------------    ---------------    -----------------    ---------------------    ---------------

------------------    ----------------    ---------------     ----------------    ---------------------    ---------------

------------------    ----------------    ---------------     ----------------    ---------------------    ---------------




        *Pre-clearance is effective for current business day and next business day only.

         Pre-clearance:       Granted --------  Denied ---------

         Existing Trade on the trading desk?     Yes         No

          If pre-clearance is requested by a Portfolio Manager:

                  If pre-clearance is requested by a Portfolio Manager and is granted, such manager hereby acknowledges, by his or her signature below, that neither he or she nor any co-portfolio manager will, within the next seven days, trade this security in any fund or other advised account which he/she/they manage(s).

          If pre-clearance, was this security traded by a fund or other advised account managed by this Portfolio Manager within the prior seven days? Yes No

          If the answer to either is yes, pre-clearance is denied.


Requested by: -----------------------------------       -----------------------
              (Signature)                               (Date)



             ------------------------------------
             (Print Name)

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST



---------------------------------------             ---------------------------
Name (Please Print)                                 Department

1. Name of issuer:  -----------------------------------------------------------

2. Type of security:               ----- Equity     ------- Fixed Income

3. Planned date of transaction: -----------------------------------------------

4. Size of offering: ----------------------------------------------------------

5. Number of shares to be purchased:-------------------------------------------

6. What firm is making this IPO available to you?------------------------------

7. Do you do business with this firm in connection with your job duties?-------

8. Do you believe this IPO is being made available to you in order to influence an investment decision or brokerage order flow for fund or client accounts?

-------------------------------------------------------------------------------

9.  Have you in the past received IPO allocations from this firm?

        ----- Yes ---- No

               If "yes", please provide a list of all previously purchased IPOs

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

10. To your knowledge, are other Ivy or Adviser personnel or clients involved?

                  ------- Yes              ------- No

If "yes", please describe

               ----------------------------------------------------------------

               ----------------------------------------------------------------

               ----------------------------------------------------------------

11. Describe how you became aware of this investment opportunity:

             ------------------------------------------------------------------

             ------------------------------------------------------------------

             ------------------------------------------------------------------

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Ivy Registered Hedge Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.



--------------------------------------------
Signature


---------------------------
Date

Date Received by Legal Department: --------------------------------------------

Approved:  -----------------------      Disapproved:  -------------------------

Date:  -------------------



-------------------------------------      ------------------------------------
Name:                                      Name:
Title:                                     Title:

                       PRIVATE PLACEMENT APPROVAL REQUEST



(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)


----------------------------------------      ---------------------------------
Name and Title (Please Print)                 Department

1. Name of corporation, partnership or other entity (the "Organization")


            -------------------------------------------------------------------

2.  Is the Organization:   ----------- Public     ---------- Private

3. Type of security or fund: --------------------------------------------------

4. Nature of participation (e.g., Stockholder, General Partner, Limited Partner). Indicate all applicable: -------------------------------------------

5. Planned date of transaction: -----------------------------------------------

6. Size of offering (if a fund, size of fund) ---------------------------------

7. Size of your participation:-------------------------------------------------

8.  Would the investment carry unlimited liability?  -------- Yes --------- No

9. To your knowledge, are other Ivy or Adviser personnel or clients involved?

                 -------- Yes          ---------- No

If "yes", please describe


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------

10. Describe the business to be conducted by the Organization:


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------

11. If Organization is a fund:

Describe investment objectives of the fund (e.g., value, growth, core or specialty)


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------


12. For Portfolio Managers:

Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for? ___ Yes ____ No

If "yes", please describe which client or fund:


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------


13.  Will you participate in any investment decisions?   ------ Yes ------ No

If "yes", please describe:


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------


14. Describe how you become aware of this investment opportunity:


              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------



I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Ivy Registered Hedge Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.



-------------------------------------------
Signature



-----------------------
Date

Date Received by Legal Department:  ------------------------------------------

Approved:  --------------------          Disapproved:  -----------------------

Date:  ---------------------



-----------------------------------            -------------------------------
Name:                                          Name:
Title:                                         Title:

                                QUARTERLY REPORT



TO:  Administrator of the Code of Ethics                DATE: ----------------

FROM:                                                (Print Name)
       --------------------------------------------

RE:  Quarterly Report

As a Covered Person under the Code of Ethics of the Ivy Registered Hedge Funds, I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code during the quarter ended _________ except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of one or more of the Bank of New York funds in an account identified as an Adviser Employees Account in the Dealer section of the Account Statement.

I also certify that I have not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction during the quarter for which this report is being submitted. I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and non-Bank of New York open-end investment companies. All open-end investment companies traded on an exchange are covered securities. I also understand inaccurate completion of this form may result in disciplinary sanctions. All brokerage accounts subject to the Code of Ethics are described below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE: YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS INFORMATION. AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.

                                                    Name(s) In Which Account Is
    Firm Name / Address         Account Number              Registered

-------------------------  ----------------------  ----------------------------

-------------------------  ----------------------  ----------------------------

------------------------   ----------------------  ----------------------------

------------------------   ----------------------  ----------------------------

------------------------   ----------------------  ----------------------------

------------------------   ----------------------  ----------------------------

------------------------   ----------------------  ----------------------------

Transactions: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator; or if done in any Bank of New York funds account NOT identified as an Adviser Employees Account. If there are no transactions to report, write "none" below.





                                                    PRINCIPAL
                                                     AMOUNT,                            NAME OF
                                                    INTEREST                 TOTAL       BROKER
                  DESCRIPTION       TYPE OF           RATE &      UNIT      COST OR      DEALER
   TRADE DATE     OF SECURITY     TRANSACTION       MATURITY      PRICE     PROCEEDS     OR BANK

--------------   ------------   --------------    ------------   --------  ----------  -------------

--------------   ------------   --------------    ------------   --------  ----------  -------------

--------------   ------------   --------------    ------------   --------  ----------  -------------

-------------    ------------   --------------    ------------   --------  ----------   ------------

------------     ------------   --------------    ------------   -------   ----------   ------------





THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.




------------------------------------------------
Signature

                              ANNUAL CERTIFICATION



TO:  Administrator of the Code of Ethics

RE:  Annual Certification of Compliance - Sections 5(h) and 5(i):

In accordance with the requirements of Sections 5(h) and 5(i) of the Ivy Registered Hedge Funds Code of Ethics ("Code of Ethics") I hereby certify that:

                  (1) I have read and understand the Code of Ethics and I recognize that I am subject to it;

                  (2) I have complied with the requirements of the Code of Ethics; and

                  (3) I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.



By:  ---------------------------------------
      Signature


--------------------------------------------
Print Name

Date:
       ----------------------------------------